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WESTFIELD CORPORATION LIMITED
(ABN 12 166 995 197)

WESTFIELD america MANAGEMENT LIMITED (ABN 66 072 780 619),
in its capacity as the responsible entity and trustee of WESTFIELD AMERICA TRUST (ARSN 092 058 449) AND IN ITS CAPACITY AS the responsible entity and trustee of WFD TRUST (ARSN 168 765 875)

and

THE BANK OF NEW YORK MELLON

As Depositary

and

OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of ________ 2014

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TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS

SECTION 1.01. American Depositary Shares.

SECTION 1.02. Beneficial Owner.

SECTION 1.03. Commission.

SECTION 1.04. Custodian.

SECTION 1.05. Deliver; Surrender.

SECTION 1.06. Deposit Agreement.

SECTION 1.07. Depositary; Corporate Trust Office.

SECTION 1.08. Deposited Securities.

SECTION 1.09. Dollars; A$.

SECTION 1.10. Foreign Registrar.

SECTION 1.11. Group Constitution.

SECTION 1.12. Owner.

SECTION 1.13. Receipts.

SECTION 1.14. Registrar.

SECTION 1.15. Restricted Securities.

SECTION 1.16. Securities Act of 1933.

SECTION 1.17. Stapled Securities.

SECTION 1.18 WAML

SECTION 1.19. WAT Units.

SECTION 1.22. WCL.

SECTION 1.24. WCL Shares.

SECTION 1.20. Westfield America Trust.

SECTION 1.21. Westfield Corporation.

SECTION 1.23. WFD Trust.

SECTION 1.25. WFD Units.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF STAPLED SECURITIES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01. Form and Transferability of Receipts.

SECTION 2.02. Deposit of Stapled Securities.

SECTION 2.03. Execution and Delivery of Receipts.

SECTION 2.04. Registration of Transfer of Receipts; Combination and Split-up of Receipts.

SECTION 2.05. Surrender of Receipts and Withdrawal of Stapled Securities.

SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

SECTION 2.07. Lost Receipts, etc.

SECTION 2.08. Cancellation and Destruction of Surrendered Receipts.

SECTION 2.09. Pre-Release of Receipts.

SECTION 2.10. Uncertificated American Depositary Shares; Direct Registration System.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01. Filing Proofs, Certificates and Other Information.

SECTION 3.02. Liability of Owner or Beneficial Owner for Taxes.

SECTION 3.03. Warranties on Deposit of Stapled Securities.

ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.01. Cash Distributions.

SECTION 4.02. Distributions Other Than Cash, Shares or Rights.

SECTION 4.03. Distributions in Stapled Securities.

SECTION 4.04. Rights.

SECTION 4.05. Conversion of Foreign Currency.

SECTION 4.06. Fixing of Record Date.

SECTION 4.07. Voting of Deposited Securities.

SECTION 4.08. Changes Affecting Deposited Securities.

SECTION 4.09. Reports.

SECTION 4.10. Lists of Owners.

SECTION 4.11. Withholding.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND WESTFIELD CORPORATION

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary.

SECTION 5.02. Prevention or Delay in Performance by the Depositary or Westfield Corporation.

SECTION 5.03. Obligations of the Depositary, the Custodian and Westfield Corporation.

SECTION 5.04. Resignation and Removal of the Depositary.

SECTION 5.05. The Custodians.

SECTION 5.06. Notices and Reports.

SECTION 5.07. Distribution of Additional Stapled Securities, Shares, Rights, etc.

SECTION 5.08. Indemnification.

SECTION 5.09. Charges of Depositary.

SECTION 5.10. Retention of Depositary Documents.

SECTION 5.11. Exclusivity.

SECTION 5.12. List of Restricted Securities Owners.

ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.01. Amendment.

SECTION 6.02. Termination.

ARTICLE 7. MISCELLANEOUS

SECTION 7.01. Counterparts.

SECTION 7.02. No Third Party Beneficiaries.

SECTION 7.03. Severability.

SECTION 7.04. Owners and Beneficial Owners as Parties; Binding Effect.

SECTION 7.05. Notices.

SECTION 7.06. Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

SECTION 7.07. Waiver of Immunities.

SECTION 7.08. Limitation of Recourse Against WAML.

SECTION 7.09. Governing Law.

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ________, 2014 among Westfield CORPORATION Limited (ABN 12 166 995 197), a corporation organized under the laws of the Commonwealth of Australia (herein called WCL), Westfield AMERICA Management Limited (ABN 66 072 780 619), a corporation organized under the laws of the Commonwealth of Australia, in its capacity as the responsible entity and trustee of Westfield America Trust (ARSN 092 058 449), a managed investment scheme duly constituted under the laws of the Commonwealth of Australia (herein called Westfield America Trust), and in its capacity as the responsible entity and trustee of WFD Trust (ARSN 168 765 875), a managed investment scheme duly constituted under the laws of the Commonwealth of Australia (herein called WFD Trust), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, Westfield Holdings Limited (herein called Westfield Holdings), Westfield Management Limited, in its capacity as the responsible entity and trustee of Westfield Trust (herein called Westfield Trust), Westfield America Management Limited, in its capacity as the responsible entity and trustee of Westfield America Trust and the Depositary entered into a deposit agreement dated as of November 20, 2006 (the “Prior Deposit Agreement”) providing for the deposit of stapled securities consisting of ordinary shares of Westfield Holdings, units of Westfield Trust and units of Westfield America Trust (the “Old Stapled Securities”) and the issuance of American Depositary Shares representing Old Stapled Securities; and

WHEREAS, Westfield Holdings and Westfield Trust have undergone a restructuring such that (i) a portion of their business has been transferred to Westfield Corporation Limited and WFD Trust, (ii) ordinary shares of WCL and units of WFD Trust have been distributed to holders of the Old Stapled Securities and become stapled to the Old Stapled Securities and (iii) the ordinary shares of Westfield Holdings and Westfield Trust have been destapled from the Old Stapled Securities and distributed to holders of the Old Stapled Securities; and

WHEREAS, as a result of the restructuring steps described above, the American Depositary Shares issued under the Prior Deposit Agreement now represent Old Stapled Securities, as changed in composition by the restructuring steps referred to above (those stapled securities, as so changed, are herein called the Stapled Securities), and the Stapled Securities now trade on the Australian Securities Exchange; and

WHEREAS, Westfield Corporation (as hereinafter defined) desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Stapled Securities from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Stapled Securities so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1. DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01. American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the number of Stapled Securities specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the amount of Stapled Securities or other Deposited Securities specified in such Sections.

SECTION 1.02. Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.03. Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.04. Custodian.

The term “Custodian” shall mean the principal Sydney office of each of HSBC Bank Australia Limited, Australia and New Zealand Banking Group Ltd and National Australia Bank Ltd, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.05. Deliver; Surrender.

(a) The term “deliver”, or “delivery”, when used with respect to Stapled Securities shall mean (i) one or more book-entry transfers to an account or accounts maintained with a depository institution authorized under applicable law to effect book-entry transfers of those securities or (ii) the physical transfer of certificates evidencing Stapled Securities.

(b) The term “deliver”, or “delivery”, when used with respect to Receipts, shall have the meaning given in Section 2.10.

(c) The term “surrender”, when used with respect to Receipts, shall have the meaning given in Section 2.10.

SECTION 1.06. Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.07. Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.08. Deposited Securities.

The term “Deposited Securities” as of any time shall mean Stapled Securities at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.09. Dollars; A$.

The term “Dollars” shall mean United States dollars.

SECTION 1.10. Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that carries out the duties of registrar for the Stapled Securities and any other appointed agent of WCL, Westfield America Trust and WFD Trust for the transfer and registration of Stapled Securities.

SECTION 1.11. Group Constitution.

The term “Group Constitution” shall mean, collectively, (i) the constitution of WCL, (ii) the constitution, dated March 28, 1996, being the constitution of Westfield America Trust, and (iii) the constitution, dated March 26, 2014, being the constitution of WFD Trust, and in each case as amended from time to time.

SECTION 1.12. Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13. Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.14. Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.15. Restricted Securities.

The term “Restricted Securities” shall mean Stapled Securities, or American Depositary Shares representing such Stapled Securities, which are acquired directly or indirectly from Westfield Corporation, or any affiliate (as defined in Rule 144 under the Securities Act of 1933) of Westfield Corporation, in a transaction or chain of transactions not involving any public offering, or which are held by an officer, director (or persons performing similar functions) or other affiliate of Westfield Corporation, or which would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Australia, or under a shareholder agreement or the Group Constitution.

SECTION 1.16. Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.17. Stapled Securities.

The term “Stapled Securities” shall mean the stapled securities, each consisting of one WCL Share, one WAT Unit and one WFD Unit; provided, however, that, if there shall occur any change in the designation or composition of the Stapled Securities, or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Stapled Securities, the term “Stapled Securities” shall thereafter also mean the successor securities resulting from such change in designation or composition or such exchange or conversion.

SECTION 1.18 WAML

The term “WAML” shall mean Westfield America Management Limited as responsible entity and trustee of each of Westfield America Trust and WFD Trust, or its respective successors in respect of either or both of those trusts.

SECTION 1.19. WAT Units.

The term “WAT Units” shall mean units of the Westfield America Trust that are validly issued, fully paid and non-assessable and that were not issued in violation of pre-emptive or similar rights of the holders of any securities of the Westfield America Trust.

SECTION 1.22. WCL.

The term “WCL” shall mean Westfield Corporation Limited, (ABN 12 166 995 197), a corporation organized under the laws of the Commonwealth of Australia, or its successor.

SECTION 1.24. WCL Shares.

The term “WCL Shares” shall mean ordinary shares of WCL that are validly issued, fully paid and non-assessable and that were not issued in violation of pre-emptive or similar rights of the holders of any securities of WCL.

SECTION 1.20. Westfield America Trust.

The term “Westfield America Trust” shall mean Westfield America Trust (ARSN 092 058 499), a managed investment scheme duly constituted under the laws of the Commonwealth of Australia, or its successor.

SECTION 1.21. Westfield Corporation.

The term “Westfield Corporation” shall mean, collectively, Westfield Corporation Limited, Westfield America Trust and WFD Trust.

SECTION 1.23. WFD Trust.

The term “WFD Trust” shall mean WFD Trust (ARSN 168 765 875), a managed investment scheme duly constituted under the laws of the Commonwealth of Australia, or its successor.

SECTION 1.25. WFD Units.

The term “WFD Units” shall mean units of WFD Trust that are validly issued, fully paid and non-assessable and that were not issued in violation of pre-emptive or similar rights of the holders of any securities of WFD Trust.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF STAPLED SECURITIES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01. Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02. Deposit of Stapled Securities.

Subject to the terms and conditions of this Deposit Agreement, Stapled Securities or evidence of rights to receive Stapled Securities may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Stapled Security shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Commonwealth of Australia that is then performing the function of the regulation of currency exchange. If required by the Depositary, Stapled Securities presented for deposit at any time, whether or not the transfer books of Westfield Corporation or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Stapled Securities or to receive other property which any person in whose name the Stapled Securities are or have been recorded may thereafter receive upon or in respect of such deposited Stapled Securities, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Stapled Securities, and for the account of such person, the Depositary may receive certificates for Stapled Securities to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Stapled Security certificates to the Custodian for deposit hereunder.

If the Stapled Securities are certificated, upon each delivery to a Custodian of a certificate or certificates for Stapled Securities to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to Westfield Corporation or the Foreign Registrar, if applicable, for transfer and the recording of the Stapled Securities being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03. Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of Westfield Corporation or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from Westfield Corporation that any Deposited Securities have been recorded upon the books of Westfield Corporation or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified. Such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Stapled Securities by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04. Registration of Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, upon prior written notice to Westfield Corporation, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05. Surrender of Receipts and Withdrawal of Stapled Securities.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by (a) if the Stapled Securities are certificated, the delivery of certificates for Stapled Securities in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him or, if the Stapled Securities are uncertificated, one or more book-entry transfers to an account or accounts designated by the Owner, and (b) the delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Stapled Securities or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Stapled Securities being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of Receipts against deposit of Stapled Securities generally or against deposit of particular Stapled Securities may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or Westfield Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by the closing the transfer books of the Depositary or Westfield Corporation or the deposit of Stapled Securities in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Stapled Securities that would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Stapled Securities for such offer and sale.

SECTION 2.07. Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08. Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled.

SECTION 2.09. Pre-Release of Receipts.

Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Stapled Securities pursuant to Section 2.02 (a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Stapled Securities upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Stapled Securities in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Stapled Securities are to be delivered, that such person, or its customer, owns the Stapled Securities or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems reasonably appropriate. The number of Stapled Securities represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Stapled Securities deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of Westfield Corporation, change such limit for general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10. Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01. Filing Proofs, Certificates and Other Information.

Any person presenting Stapled Securities for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of Westfield Corporation or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or Westfield Corporation may reasonably request in writing that the Depositary require. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

If requested in writing by Westfield Corporation, the Depositary shall provide Westfield Corporation, in a timely manner, with copies of proofs, certificates or information that it receives pursuant to this Section 3.01, to the extent that disclosure is permitted by applicable law. Each Owner and Beneficial Owner agrees to provide any information requested by Westfield Corporation or the Depositary pursuant to this Section 3.01.

SECTION 3.02. Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03. Warranties on Deposit of Stapled Securities.

Every person depositing Stapled Securities under this Deposit Agreement shall be deemed thereby to represent and warrant that those Stapled Securities (including each component security of those Stapled Securities) and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding Stapled Securities and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that those Stapled Securities are not, and American Depositary Shares representing such Stapled Securities would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Stapled Securities and delivery of Receipts.

ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.01. Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that Westfield Corporation or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. Westfield Corporation or its agent will remit to the appropriate governmental agency in the Commonwealth of Australia all amounts withheld and owing to such agency. The Depositary will forward to Westfield Corporation or its agent such information from its records as Westfield Corporation may reasonably request to enable Westfield Corporation or its agent to file necessary reports with governmental agencies.

SECTION 4.02. Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that Westfield Corporation or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after making reasonable efforts to consult with Westfield Corporation, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from Westfield Corporation that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.03. Distributions in Stapled Securities.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Stapled Securities, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Stapled Securities received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Stapled Securities and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and after deduction or upon payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Stapled Securities received that is sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from Westfield Corporation that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Stapled Securities represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Stapled Securities distributed upon the Deposited Securities represented thereby.

SECTION 4.04. Rights.

If Westfield Corporation determines, in its sole and absolute discretion, to offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stapled Securities or any rights of any other nature, the Depositary shall, after consultation with Westfield Corporation, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems reasonably appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from Westfield Corporation to the Depositary that (a) Westfield Corporation has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as Westfield Corporation has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Stapled Securities to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Stapled Securities, and Westfield Corporation shall cause the Stapled Securities so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Stapled Securities so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the second paragraph of this Section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise.

Except as otherwise provided in the third preceding paragraph of this Section 4.04, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. Nothing in this Deposit Agreement shall create any obligation on the part of Westfield Corporation to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for Westfield Corporation upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05. Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that Westfield Corporation shall not be obligated to make such filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06. Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stapled Securities or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Stapled Securities that are represented by each American Depositary Share, the Depositary shall fix a record date (which shall, insofar as reasonably practicable, be the same as any record date established by Westfield Corporation in respect of the Stapled Securities) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Stapled Securities. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

SECTION 4.07. Voting of Deposited Securities.

Upon receipt from Westfield Corporation of notice of any meeting or solicitation of proxies or consents of holders of Stapled Securities or other Deposited Securities, the Depositary shall, if requested in writing by Westfield Corporation, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be prepared by the Depositary and the text of which shall be approved by Westfield Corporation (such approval not to be unreasonably withheld), which shall contain (a) the information that is contained in the notice received by the Depositary from Westfield Corporation, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of the Commonwealth of Australia and of the Group Constitution, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Stapled Securities or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which instructions may be given, including an express indication that, if the Depositary does not receive instructions, it may deem instructions to have been given under the last sentence of this paragraph to give a discretionary proxy to a person designated by Westfield Corporation. Upon the written request of an Owner of a Receipt on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Deposited Securities represented by the American Depositary Shares evidenced by that Receipt in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners or deemed received under the following sentence. If (i) Westfield Corporation made a request to the Depositary as contemplated by the first sentence of this Section 4.07 and complied with the following paragraph of this Section 4.07 and (ii) no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts on or before the date established by the Depositary for that purpose, the Depositary shall deem that Owner to have instructed the Depositary to give, and the Depositary shall give, a discretionary proxy to a person designated by Westfield Corporation with respect to that amount of Deposited Securities, except that such instruction shall not be deemed to have been given and the Depositary shall not give a discretionary proxy with respect to any matter as to which Westfield Corporation informs the Depositary (and Westfield Corporation agrees to provide that information as promptly as practicable in writing, if applicable) that (x) Westfield Corporation does not wish to receive a discretionary proxy, (y) substantial opposition exists or (z) the matter materially and adversely affects the rights of holders of Stapled Securities.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if Westfield Corporation will request the Depositary to act under the preceding paragraph, Westfield Corporation shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 28 days prior to the meeting date.

SECTION 4.08. Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Westfield Corporation or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Stapled Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09. Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from Westfield Corporation which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by Westfield Corporation. The Depositary shall also send to the Owners copies of such reports when furnished by Westfield Corporation pursuant to Section 5.06.

SECTION 4.10. Lists of Owners.

Promptly upon request by Westfield Corporation, the Depositary shall, at the expense of Westfield Corporation, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11. Withholding.

In the event that the Depositary determines that any distribution in property (including Stapled Securities and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Stapled Securities and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND WESTFIELD CORPORATION

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of Westfield Corporation or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such American Depositary Shares in accordance with any requirements of such exchange or exchanges.

Westfield Corporation shall have the right, at all reasonable times, to inspect transfer and registration records of the Depositary and any co-registrar or co-transfer agent and to require such parties to supply such copies of such portions of their records as Westfield Corporation may reasonably request in writing.

SECTION 5.02. Prevention or Delay in Performance by the Depositary or Westfield Corporation.

None of the Depositary or Westfield Corporation nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner if, by reason of any provision of any present or future law or regulation of the United States, Australia or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Group Constitution or similar document of Westfield Corporation, or by reason of any provision of any securities issued or distributed by Westfield Corporation, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or Westfield Corporation (or any of their respective directors, officers, employees agent or affiliates) shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or Westfield Corporation or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of (i) any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03. Obligations of the Depositary, the Custodian and Westfield Corporation.

Westfield Corporation, its directors, officers, agents and affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that Westfield Corporation agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary, its directors, officers, agents and affiliates assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

None of the Depositary nor Westfield Corporation nor any of their respective directors, officers, employees, agent or affiliates shall be under any obligation to appear in or prosecute any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

None of the Depositary nor Westfield Corporation nor any of their respective directors, officers, employees, agent or affiliates shall be liable for any action or nonaction by any of them in reliance upon the advice of or information from legal counsel, accountants, any presenting Stapled Securities for deposit, any Owner, Beneficial Owner or any other person believed by it in good faith to be competent to give such advice or information.

Each of the Depositary, Westfield Corporation and their respective directors, officers, employees, agent or affiliates shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04. Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to Westfield Corporation, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by Westfield Corporation by 90 days’ prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, Westfield Corporation shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to Westfield Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of Westfield Corporation shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05. The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon the effectiveness of such resignation there would be no Custodian acting hereunder, the Depositary shall, as promptly as practicable after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. The Depositary in its discretion may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. The Depositary shall notify Westfield Corporation in writing of any change in Custodian as soon as practicable. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06. Notices and Reports.

On or before the first date on which Westfield Corporation gives notice, by publication or otherwise, of any meeting of holders of Stapled Securities or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, Westfield Corporation agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Stapled Securities or other Deposited Securities.

Westfield Corporation will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by Westfield Corporation to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by Westfield Corporation to holders of Stapled Securities. If requested in writing by Westfield Corporation, the Depositary will arrange for the mailing, at Westfield Corporation’s expense, of copies of such notices, reports and communications to all Owners. Westfield Corporation will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07. Distribution of Additional Stapled Securities, Shares, Rights, etc.

If Westfield Corporation or an affiliate of Westfield Corporation determines to make any issuance or distribution of (1) additional Stapled Securities, (2) rights to subscribe for Stapled Securities, (3) securities convertible into Stapled Securities, or (4) rights to subscribe for such securities (each a “Distribution”), Westfield Corporation shall notify the Depositary in writing as promptly as practicable and in any event before the Distribution starts and, if reasonably requested in writing by the Depositary, Westfield Corporation shall promptly furnish to the Depositary a written opinion from U.S. counsel for Westfield Corporation that is reasonably satisfactory to the Depositary, stating whether or not the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933. If, in the opinion of that counsel, the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933, that counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act of 1933 in effect that will cover that Distribution. Notwithstanding the foregoing, the term “Distribution” shall not include any issuance or distribution of securities (i) that is registered under the Securities Act of 1933, (ii) under a dividend reinvestment plan that Westfield Corporation has determined does not involve sales of securities by Westfield Corporation or (iii) pursuant to any management plan or stock option plan or any other management or employee benefit or equity incentive plan of Westfield Corporation of which Westfield Corporation has notified the Depositary and with respect to which Westfield Corporation has confirmed to the Depositary that it is taking specified measures reasonably designed to prevent deposit under this Deposit Agreement of Stapled Securities that would be Restricted Securities.

Nothing in this Section 5.07 or elsewhere in this Deposit Agreement shall create any obligation on the part of Westfield Corporation or the Depositary to file a registration statement under the Securities Act of 1933 in respect of any such securities or rights.

In the event of any issuance of additional securities, Westfield Corporation shall have no obligation to register such additional securities under the Securities Act of 1933 and, to the extent Westfield Corporation in its discretion deems it necessary or advisable in order to avoid any requirement to register such additional securities under the Securities Act of 1933, may prevent Owners in the United States from purchasing any such additional securities (whether pursuant to preemptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as Westfield Corporation may reasonably request in writing.

Westfield Corporation agrees with the Depositary that neither Westfield Corporation nor any company controlled by, controlling or under common control with Westfield Corporation will at any time deposit any Stapled Securities, either originally issued or previously issued and reacquired by Westfield Corporation or any such affiliate, unless a Registration Statement is in effect as to those Stapled Securities under the Securities Act of 1933 or Westfield Corporation delivers to the Depositary an opinion of U.S. counsel, satisfactory to the Depositary, to the effect that, upon deposit, those Stapled Securities will be eligible for public resale without restriction in the United States without further registration under the Securities Act of 1933.

SECTION 5.08. Indemnification.

Westfield Corporation agrees to indemnify the Depositary, its directors, employees, officers, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, any fees and expenses incurred in seeking, enforcing or collecting that indemnity and the fees and expenses of counsel) that may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by Westfield Corporation or its directors, officers, employees, agents and affiliates.

The Depositary agrees to indemnify Westfield Corporation and its directors, officers, employees, agents and affiliates against and hold each of them harmless from any liability or expense that may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, officers, employees, agents and affiliates due to their negligence or bad faith.

If an action or proceeding (including, but not limited to, any governmental investigation, claim or dispute) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly notify the other party (the “Indemnitor”) in writing of such proceeding giving reasonable details thereof. The Indemnitor shall be entitled to participate in such proceeding and, to the extent no conflict of interest exists in the conduct of the defense, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election to assume the defense, and provided no conflict of interest exists, the Indemnitor shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Indemnitee, in connection with the defense other than reasonable costs of investigation. No compromise or settlement of such action or proceeding may be effected by either party without the other party’s consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking such compromise or settlement.

SECTION 5.09. Charges of Depositary.

Westfield Corporation agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and Westfield Corporation from time to time. The Depositary shall present its statement for such charges and expenses to Westfield Corporation once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Stapled Securities or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Westfield Corporation or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03) or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Stapled Securities generally on the register of Westfield Corporation or Foreign Registrar and applicable to transfers of Stapled Securities to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Stapled Securities) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause (6), a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and will be payable as provided in clause (9) below, and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Stapled Securities or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

The Depositary, subject to Section 2.09, may own and deal in any class of securities of Westfield Corporation and its affiliates and in Receipts.

SECTION 5.10. Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless Westfield Corporation reasonably requests that such papers be retained for a longer period or turned over to Westfield Corporation or a successor depositary.

SECTION 5.11. Exclusivity.

Subject to Section 5.04, Westfield Corporation agrees not to appoint any other depositary for issuance of American depositary shares or receipts so long as The Bank of New York Mellon is acting as Depositary hereunder.

SECTION 5.12. List of Restricted Securities Owners.

Westfield Corporation shall provide to the Depositary a list setting forth, to the actual knowledge of Westfield Corporation, those persons or entities who beneficially own Restricted Securities as of the date hereof and Westfield Corporation shall update that list as changes occur. Westfield Corporation agrees to advise in writing each of the persons or entities so listed that such Restricted Securities, so long as they remain such, are ineligible for deposit hereunder. The Depositary may rely on the list provided under this Section 5.12, as most recently updated, but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.01. Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between Westfield Corporation and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Westfield Corporation and the Depositary may amend this Deposit Agreement from time to time to reflect changes in law in Australia and changes to the Australian Stock Exchange listing rules and the Group Constitution.

SECTION 6.02. Termination.

The Depositary shall, at any time at the direction of Westfield Corporation, terminate this Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of termination to Westfield Corporation and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to Westfield Corporation a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of three months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, Westfield Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7. MISCELLANEOUS

SECTION 7.01. Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner during business hours.

SECTION 7.02. No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03. Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any interest therein.

SECTION 7.05. Notices.

Any and all notices to be given to Westfield Corporation shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to Westfield Corporation, Level 29, 30 Castlereagh Street, Sydney, NSW 2000, Australia, Attention: Company Secretary, Facsimile: 011-612-9357-7131, or any other place to which Westfield Corporation may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to Westfield Corporation.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or Westfield Corporation may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06 Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

Westfield Corporation hereby (i) irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York, 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Stapled Securities or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Westfield Corporation agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. Westfield Corporation further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event Westfield Corporation fails to continue such designation and appointment in full force and effect, Westfield Corporation hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE STAPLED SECURITIES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.07. Waiver of Immunities.

To the extent that Westfield Corporation or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Stapled Securities or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, Westfield Corporation, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 7.08. Limitation of Recourse Against WAML.

Each of the Depositary, the Custodian, the Owners and the Beneficial Owners agrees and acknowledges that:

(a) WAML enters into this Deposit Agreement only in its capacity as responsible entity and trustee of Westfield America Trust and WFD Trust, as the case may be, and in no other capacity. A liability of WAML arising under or in connection with this Deposit Agreement can be enforced against WAML only to the extent to which such liability can be satisfied out of property of Westfield America Trust (in the case of a liability arising in respect of Westfield America Trust) or WFD Trust (in the case of a liability arising in respect of WFD Trust), and for which WAML is actually indemnified for the liability. This limitation of WAML’s liability applies despite any other provision of this Deposit Agreement (except Section 7.08(c)) and extends to all liabilities and obligations of WAML in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deposit Agreement or any other document connected with it, Westfield America Trust or WFD Trust. For the avoidance of doubt, any liability of WAML arising under or in connection with this Deposit Agreement can only be satisfied out of the property of the Trust to which such liability relates.

(b) None of the Depositary, the Custodian, the Owners and the Beneficial Owners may sue WAML in any capacity other than as responsible entity and trustee of Westfield America Trust and / or WFD Trust including seeking the appointment of a liquidator, administrator, receiver or similar person to WAML or prove in any liquidation, winding-up, dissolution, administration, scheme, composition or arrangement of or affecting WAML.

(c) The provisions of this Section 7.08 do not apply to any obligation or liability of WAML to the extent that such obligation or liability is not satisfied because under the constitution of Westfield America Trust or WFD Trust, as the case may be, or by operation of law there is a reduction in the extent of WAML’s indemnification out of the assets of Westfield Westfield America Trust or WFD Trust, as the case may be, as a result of WAML’s fraud, negligence or breach of duty.

(d) WAML is not obligated to enter into any commitment or obligation in addition to its obligations under this Deposit Agreement unless WAML’s liability is limited in a manner satisfactory to WAML in its absolute discretion.

(e) All of the terms, clauses and conditions of this Deposit Agreement are subject to this Section 7.08.

SECTION 7.09. Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by Westfield Corporation, which shall be governed by the laws of the Commonwealth of Australia.

IN WITNESS WHEREOF, WESTFIELD CORPORATION LIMITED, WESTFIELD AMERICA MANAGEMENT LIMITED, AS RESPONSIBLE ENTITY AND TRUSTEE OF WESTFIELD AMERICA TRUST AND AS RESPONSIBLE ENTITY AND TRUSTEE OF WFD TRUST, and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

WESTFIELD CORPORATION LIMITED

By:____________________________

Name:

Title:

By:____________________________

Name:

Title:

WESTFIELD AMERICA MANAGEMENT LIMITED, as responsible entity and trustee of Westfield America Trust and as responsible entity and trustee of WFD Trust

By:____________________________

Name:

Title:

By:____________________________

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:____________________________

Name:

Title:

EXHIBIT A

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents two (2) deposited Stapled Securities)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR STAPLED SECURITIES, EACH CONSISTING OF

ONE ORDINARY SHAREOF WESTFIELD CORPORATION LIMITED (ABN 12 166 995 197), ONE UNIT OF WESTFIELD AMERICA TRUST (ARSN 092 058 449) AND ONE UNIT OF WFD TRUST (ARSN 168 765 875)

(EACH ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF AUSTRALIA)

The Bank of New York Mellon, as depositary (herein called the Depositary), hereby certifies that ____________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited stapled securities (herein called Stapled Securities), each Stapled Security consisting of one ordinary share of Westfield Corporation Limited (ABN 12 166 995 197), a corporation organized under the laws of the Commonwealth of Australia (herein called WCL), one ordinary unit of Westfield America Trust (ARSN 092 058 449), a managed investment scheme duly constituted under the laws of the Commonwealth of Australia (herein called Westfield America Trust), and one ordinary unit of WFD Trust (ARSN 168 765 875), a managed investment scheme duly constituted under the laws of the Commonwealth of Australia (herein called WFD Trust; WCL, Westfield America Trust and WFD Trust, collectively, are herein called Westfield Corporation). At the date hereof, each American Depositary Share represents two (2) Stapled Securities deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Sydney office of any of HSBC Bank Australia Limited, Australia and New Zealand Banking Group Ltd and National Australia Bank Ltd (each herein called the Custodian). The Depositary’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286, and its principal executive office is located at One Wall Street, New York, NY 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of __________, 2014, as the same may be amended from time to time in accordance with its terms (the “Deposit Agreement”), by and among WCL, Westfield America Management Limited, as responsible entity and trustee of Westfield America Trust and WFD Trust, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Stapled Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Stapled Securities and held thereunder (such Stapled Securities, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by (a) if the Stapled Securities are certificated, the delivery of certificates for Stapled Securities in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him or, if the Stapled Securities are uncertificated, one or more book-entry transfers to an account or accounts designated by the Owner, and (b) the delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Stapled Securities or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Stapled Securities or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Stapled Securities being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposit of Stapled Securities generally or against deposit of particular Stapled Securities may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or Westfield Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or Westfield Corporation or the deposit of Stapled Securities in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Stapled Securities that would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Stapled Securities for such offer and sale.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Stapled Securities under the Deposit Agreement shall be deemed thereby to represent and warrant that such Stapled Securities and each certificate therefor are validly issued, fully paid, non-assessable, and were not issued in violation of any preemptive or similar rights of the holders of outstanding Stapled Securities and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Stapled Securities are not, and American Depositary Shares representing such Stapled Securities would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Stapled Securities and delivery of Receipts.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Stapled Securities for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of Westfield Corporation or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as Westfield Corporation may reasonably request in writing that the Depositary require. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Stapled Securities shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Commonwealth of Australia that is then performing the function of the regulation of currency exchange. If requested in writing by Westfield Corporation, the Depositary shall provide Westfield Corporation, in a timely manner, with copies of proofs, certificates or information that it receives pursuant to this Article 6, unless prohibited by applicable law. Each Owner and Beneficial Owner agrees to provide any information requested by Westfield Corporation or the Depositary pursuant to this Article 6.

7.	CHARGES OF DEPOSITARY.

Westfield Corporation agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and Westfield Corporation from time to time. The Depositary shall present its statement for such charges and expenses to Westfield Corporation once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Stapled Securities or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Westfield Corporation or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Stapled Securities generally on the share register of Westfield Corporation or Foreign Registrar and applicable to transfers of Stapled Securities to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Stapled Securities) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause (6), a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and will be payable as provided in clause (9) below, and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Stapled Securities or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable to Owners that are obligated to pay those fees.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of Westfield Corporation and its affiliates and in American Depositary Shares.

From time to time, the Depositary may make payments to Westfield Corporation to reimburse and / or share revenue from the fees collected from Owners or Holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the American Depositary Shares program. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees or commissions.

8.	PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Stapled Securities pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Stapled Securities upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Stapled Securities in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Stapled Securities are to be delivered that such person, or its customer, owns the Stapled Securities or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems reasonably appropriate. The number of Stapled Securities represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Stapled Securities deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of Westfield Corporation, change such limit for purposes of general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

Westfield Corporation furnishes the Securities and Exchange Commission (hereinafter called the “Commission”) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and documents will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, DC 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from Westfield Corporation which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by Westfield Corporation. The Depositary will also send to Owners of Receipts copies of such reports when furnished by Westfield Corporation pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by Westfield Corporation shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of Westfield Corporation or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that Westfield Corporation or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after making reasonable efforts to consult with Westfield Corporation, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.02 of the Deposit Agreement if it has not received satisfactory assurances from Westfield Corporation that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under Section 4.02 of the Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution consists of a dividend in, or free distribution of, Stapled Securities, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Stapled Securities received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Stapled Securities and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and after deduction or upon payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Stapled Securities received that is sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from Westfield Corporation that such distribution does not require registration under the Securities Act of 1933. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Stapled Securities represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Stapled Securities distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Stapled Securities and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Stapled Securities and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.	RIGHTS.

If Westfield Corporation determines, in its sole and absolute discretion to offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Stapled Securities or any rights of any other nature, the Depositary shall, in consultation with Westfield Corporation, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems reasonably appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from Westfield Corporation to the Depositary that (a) Westfield Corporation has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as Westfield Corporation has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Stapled Securities to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Stapled Securities, and Westfield Corporation shall cause the Stapled Securities so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Stapled Securities so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the preceding paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

Except as otherwise provided in the third preceding paragraph in this Section 13, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. Nothing in the Deposit Agreement shall create any obligation on the part of Westfield Corporation to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for Westfield Corporation upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that Westfield Corporation shall not be obligated to make such filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, whenever the Depositary shall receive notice of any meeting of holders of Stapled Securities or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Stapled Securities that are represented by each American Depositary Share, the Depositary shall fix a record date (which shall, insofar as reasonably practicable, be the same as the record date established by Westfield Corporation in respect of the Stapled Securities) (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Stapled Securities, subject to the provisions of the Deposit Agreement.

16.	VOTING OF DEPOSITED SECURITIES.

Upon receipt from Westfield Corporation of notice of any meeting or solicitation of proxies or consents of holders of Stapled Securities or other Deposited Securities, the Depositary shall, if requested in writing by Westfield Corporation, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be prepared by the Depositary and the text of which shall be approved by Westfield Corporation (such approval not to be unreasonably withheld), which shall contain (a) the information that is contained in the notice received by the Depositary from Westfield Corporation, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of the Commonwealth of Australia and of the Group Constitution, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Stapled Securities or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which instructions may be given, including an express indication that, if the Depositary does not receive instructions, it may deem instructions to have been given under the last sentence of this paragraph to give a discretionary proxy to a person designated by Westfield Corporation. Upon the written request of an Owner of a Receipt on that record date, received on or before the date established by the Depositary for the purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Deposited Securities represented by the American Depositary Shares evidenced by that Receipt in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners or deemed received under the following sentence. If (i) Westfield Corporation made a request to the Depositary as contemplated by the first sentence of Section 4.07 of the Deposit Agreement and complied with the following paragraph and (ii) no instructions are received by the Depositary from an Owner with respect to an amount of Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts on or before the date established by the Depositary for that purpose, the Depositary shall deem that Owner to have instructed the Depositary to give, and the Depositary shall give, a discretionary proxy to a person designated by Westfield Corporation with respect to that amount of Deposited Securities, except that such instruction shall not be deemed to have been given and the Depositary shall not give a discretionary proxy with respect to any matter as to which Westfield Corporation informs the Depositary (and Westfield Corporation agrees to provide that information as promptly as practicable in writing, if applicable) that (x) Westfield Corporation does not wish to receive a discretionary proxy, (y) substantial opposition exists or (z) the matter materially and adversely affects the rights of holders of Stapled Securities.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if Westfield Corporation will request the Depositary to act under the preceding paragraph, Westfield Corporation shall give the Depositary notice of any such meeting or solicitation and details of the matters to be voted upon not less than 28 days prior to the meeting date.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting Westfield Corporation or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Stapled Securities, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF WESTFIELD CORPORATION AND DEPOSITARY.

None of the Depositary or Westfield Corporation nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner if, by reason of any provision of any present or future law or regulation of the United States, Australia or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Group Constitution or similar document of Westfield Corporation, or by reason of any provision of any securities issued or distributed by Westfield Corporation, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or Westfield Corporation (or any of their respective directors, officers, employees, agents or affiliates) shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or Westfield Corporation or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of (i) any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (iii) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of that Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Westfield Corporation and its directors, officers, employees, agents and affiliates assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that Westfield Corporation agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and its directors, officers, employees, agents and affiliates assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. None of the Depositary or Westfield Corporation or any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in or prosecute any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. None of the Depositary or Westfield Corporation or any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stapled Securities for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to Westfield Corporation, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by Westfield Corporation by 90 days’ prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary in its discretion may, after consultation with Westfield Corporation, appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between Westfield Corporation and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Westfield Corporation and the Depositary may amend the Deposit Agreement from time to time to reflect changes in law in the Commonwealth of Australia and of the Group Constitution.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of Westfield Corporation, shall terminate the Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of termination to Westfield Corporation and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to Westfield Corporation a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of three months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, Westfield Corporation shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES; JURY TRIAL WAIVER.

In the Deposit Agreement, Westfield Corporation has (i) appointed CT Corporation System, 111 Eighth Avenue, New York, New York, 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Stapled Securities or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE STAPLED SECURITIES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREIN, OR THE BREACH THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

To the extent that each of Westfield Corporation or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Stapled Securities or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, Westfield Corporation, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

23.	LIMITATION OF RECOURSE AGAINST WAML .

Each of the Depositary, the Custodian, the Owners and the Beneficial Owners agrees and acknowledges that:

(a) WAML enters into the Deposit Agreement only in its capacity as responsible entity and trustee of Westfield America Trust and WFD Trust, as the case may be, and in no other capacity. A liability of WAML arising under or in connection with the Deposit Agreement can be enforced against WAML only to the extent to which such liability can be satisfied out of property of Westfield America Trust (in the case of a liability arising in respect of Westfield America Trust) or WFD Trust (in the case of a liability arising in respect of WFD Trust), and for which WAML is actually indemnified for the liability. This limitation of WAML’s liability applies despite any other provision of the Deposit Agreement (except Section 7.08(c) of that Agreement) and extends to all liabilities and obligations of WAML in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Deposit Agreement or any other document connected with it, Westfield America Trust or WFD Trust. For the avoidance of doubt, any liability of WAML arising under or in connection with the Deposit Agreement can only be satisfied out of the property of the Trust to which such liability relates.

(b) None of the Depositary, the Custodian, the Owners and the Beneficial Owners may sue WAML in any capacity other than as responsible entity and trustee of Westfield America Trust and / or WFD Trust including seeking the appointment of a liquidator, administrator, receiver or similar person to WAML or prove in any liquidation, winding-up, dissolution, administration, scheme, composition or arrangement of or affecting WAML.

(c) The provisions of Section 7.08 of the Deposit Agreement do not apply to any obligation or liability of WAML to the extent that such obligation or liability is not satisfied because under the constitution of Westfield America Trust or WFD Trust, as the case may be, or by operation of law there is a reduction in the extent of WAML’s indemnification out of the assets of Westfield Westfield America Trust or WFD Trust, as the case may be, as a result of WAML’s fraud, negligence or breach of duty.

(d) WAML is not obligated to enter into any commitment or obligation in addition to its obligations under the Deposit Agreement unless WAML’s liability is limited in a manner satisfactory to WAML in its absolute discretion.

(e) All of the terms, clauses and conditions of the Deposit Agreement are subject to Section7.08 of that Agreement.

24.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties to the Deposit Agreement acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties to the Deposit Agreement agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.